    As filed with the Securities and Exchange Commission on January 30, 1997
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          AMBASSADOR APARTMENTS, INC.
             (Exact name of registrant as specified in its charter)

        Maryland                                                36-3948161
(State of incorporation)                                     (I.R.S. Employer
                                                             Identification No.)

                        77 West Wacker Drive, Suite 4040
                            Chicago, Illinois 60601
                                 (312) 917-1600
                    (Address of principal executive offices)

                       THE 1994 STOCK INCENTIVE PLAN FOR
                     OFFICERS, DIRECTORS AND KEY EMPLOYEES
                        OF AMBASSADOR APARTMENTS, INC.,
                  AMBASSADOR APARTMENTS, L.P. AND SUBSIDIARIES
                           (Full title of the plans)

                               David M. Glickman
               Chairman of the Board and Chief Executive Officer
                        77 West Wacker Drive, Suite 4040
                            Chicago, Illinois 60601
                                 (312) 917-1600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Robert S. Osborne, P.C.
                                Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
       Title of securities     Amount to be          Proposed maximum       Proposed maximum          Amount of
       to be registered        registered            price per share (1)    aggregate offering        registration
                                                                            price (1)                 fee (1)
--------------------------------------------------------------------------------------------------------------------
       Common Stock, par       425,000                $16.37                $6,957,750                $2,109
       value $0.01 per
       share
--------------------------------------------------------------------------------------------------------------------

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon the average exercise price per share ($16.371176) of outstanding options for all 425,000 shares to be registered.

================================================================================

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                 The following documents filed by Ambassador Apartments, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.

         (c) The Company's Current Reports on Form 8-K dated May 29, 1996, August 16, 1996 and December 18, 1996.

         (d) The Company's description of its Common Stock contained in the Registration Statement on Form 8-A filed on August 17, 1994 and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

                 Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                 Not applicable.

Item 6.  Indemnification of Officers and Directors.

                 The Company's charter and bylaws authorize the Company to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. The Maryland General Corporation Law (the "MGCL") provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact such a person is or was a director, officer, employee or agent of a corporation, or is or was serving as a director, officer, employee or agent of a corporation or other firm at the request of a corporation, against expenses, judgments, fines and amounts paid in settlement, is mandatory in certain circumstances and permissive in others, subject to authorization by the board of directors, so long as a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, did not act with active and deliberate dishonesty or receive an improper personal benefit in money, property or services and, with respect to criminal proceedings, had no reason to believe that his or her conduct was unlawful.

                 The 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries provides that, to the fullest extent permitted by law, each of the directors and officers of the Company shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of such plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act. The Company's officers and directors are also indemnified pursuant to the Amended and Restated Agreement of Ambassador Apartments, L.P., as amended, and their respective indemnification and employment agreements.

                 The Company's charter provides that, to the fullest extent permitted by Maryland law, a director or officer of the Company shall not be personally liable to the Company or its stockholders for money damages. The MGCL provides that a corporation formed in Maryland may include in its articles of incorporation a provision eliminating or limiting the liability of its directors and officers to the corporation or its stockholders for money damages except for (i) active and deliberate dishonesty established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services.

                 The Company purchased an insurance policy which purports to insure the officers and directors of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from any deliberately dishonest or fraudulent act or omission, or any criminal or malicious act or omission, or any willful violation of law or based upon or attributable to their gaining in fact any personal profit or advantage to which they were not legally entitled.

                 Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

                 Not applicable.

Item 8.  Exhibits.

   4.1 The 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries.

   4.2 Amended and Restated Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K dated May 29, 1996.

   4.3 Amended and Restated Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.4 to the Company's Current Report on Form 8-K dated May 29, 1996.

   5.1 Opinion of Ballard Spahr Andrews & Ingersoll with respect to the validity of the securities being registered.

   23.1          Consent of Ernst & Young LLP.

   23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in their opinion filed as Exhibit 5.1).

   24.1          Power of Attorney (included on page 5 hereof).

Item 9.  Undertakings.

                 1. The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, in the City of Chicago, State of Illinois, on the 30th day of January, 1997.

                      AMBASSADOR APARTMENTS, INC.


                      By:     /s/ David M. Glickman
                          ----------------------------------------------------
                      Name:  David M. Glickman
                      Title: Chairman of the Board and Chief Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Glickman and Adam D. Peterson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                 *  *  *  *  *

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

              Signature                            Capacity                               Date
              ---------                            --------                               ----



     /s/ David M. Glickman            Chairman of the Board and Chief               January 30, 1997
---------------------------------     Executive Officer
         David M. Glickman




    /s/ Adam D. Peterson              Executive Vice President and                  January 30, 1997
---------------------------------     Chief Financial and Accounting
        Adam D. Peterson              Officer



    /s/ Norman R. Bobins                           Director                         January 30, 1997
---------------------------------
        Norman R. Bobins

    /s/ David B. Heller                            Director                         January 30, 1997
------------------------------------
        David B. Heller



    /s/ Matthew W. Kaplan                          Director                         January 30, 1997
------------------------------------
        Matthew W. Kaplan



    /s/ Richard F. Levy                            Director                         January 30, 1997
------------------------------------
        Richard F. Levy


    /s/ Jane R. Patterson                          Director                         January 30, 1997
------------------------------------
        Jane R. Patterson


    /s/ Michael W. Reschke                         Director                         January 30, 1997
------------------------------------
        Michael W. Reschke

                               INDEX TO EXHIBITS



Exhibit
  No.                               Description of Exhibits
-------                             -----------------------
   4.1 The 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries.

   4.2 Amended and Restated Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K dated May 29, 1996.

   4.3 Amended and Restated Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.4 to the Company's Current Report on Form 8-K dated May 29, 1996.

   5.1 Opinion of Ballard Spahr Andrews & Ingersoll with respect to the validity of the securities being registered.

   23.1          Consent of Ernst & Young LLP.

   23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in their opinion filed as Exhibit 5.1).

   24.1          Power of Attorney (included on page 5 hereof).